Exhibit 10.4

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 30, 2009 between the signatories listed on Schedule I to this Agreement (each, an “Obligor” and together, the “Obligors”), and NORTHLIGHT FINANCIAL LLC, a Delaware limited liability Obligor, individually and in its capacity as Collateral Agent (together with its successors and assigns in each such capacity, the “Secured Party”).

WITNESSETH:

WHEREAS, as of the date hereof, the Secured Party has made a loan (the “Loan”) to Composite Technology Corporation (“CTC”), as evidenced by that certain Note of even date herewith in the principal amount of $5,000,000 (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Note”);

WHEREAS, each of CTC Cable Corporation (“Cable”) and DeWind, Inc. (“DeWind”), each a wholly-owned subsidiary of CTC,  has guaranteed the Note; and

WHEREAS, to induce the Secured Party to make the Loan, each Obligor has agreed to pledge and grant a security interest in all of its right, title and interest in and to its Collateral (as hereinafter defined) as security for the Note,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor and the Secured Party agree as follows:

Section 1.  Definitions.  Capitalized terms used herein without definition and defined in the Loan Agreement are used herein as defined therein.  In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, “supporting obligations” as defined in the Uniform Commercial Code.

“As-extracted Collateral” means any “as-extracted collateral,” as such term is defined in the Uniform Commercial Code.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Uniform Commercial Code.

“Collateral” has the meaning ascribed thereto in Section 3 hereof.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the Uniform Commercial Code.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which each Obligor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of the Obligor.

“DeWind Default” shall have the meaning set forth in the Loan Agreement.

“Documents” means any “documents,” as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment,” as such term is defined in the Uniform Commercial Code and, in any event, shall include, Motor Vehicles.

“Event of Default” means (i) an Event of Default, as such term is defined in the Loan Agreement, or (ii) an attempt by the holder of an Excluded Judgment (as defined in the Loan Agreement) to acquire a Lien on any Collateral held by DeWind to satisfy an Excluded Judgment (each, an “Attempted Attachment”).

“General Intangibles” means any “general intangibles,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the Uniform Commercial Code, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the Uniform Commercial Code.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over each Obligor or any of its subsidiaries, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the Uniform Commercial Code, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial Code), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the Uniform Commercial Code.

“Investment Property” means any “investment property”, as such term is defined in the Uniform Commercial Code.

“Liabilities” means all obligations, liabilities and indebtedness of every nature of each Obligor from time to time owed or owing under or in respect of this Agreement, and any of the other Financing  Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Lien” shall have the meaning set forth in the Loan Agreement.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Authority or any other legal entity.

“Proceeds” means “proceeds,” as such term is defined in the Uniform Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.

“Software” means all “software” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Obligor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto (if any) and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

Section 2.   Representations, Warranties and Covenants of each Obligor. Each Obligor represents and warrants to, and covenants with, the Secured Party as follows:

(a)           Such Obligor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Obligor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon the Collateral at any time.

(b)           This Agreement is effective to create in favor of Secured Party a valid security interest in  all of such Obligor’s right, title and interest in and to its Collateral, and upon (i) the filing of appropriate Uniform Commercial Code financing statements, and (ii) in the case of  Deposit Accounts, an account control agreement, such security interest will be a duly perfected first priority security interest in all of its Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to the Secured Party or its Representative, duly endorsed by such Obligor or accompanied by appropriate instruments of transfer duly executed by such Obligor, the security interest in the Instruments will be duly perfected.

(c)           All of the Equipment, Inventory and Goods owned by such Obligor is located at the places as specified on Schedule II attached hereto.  Except as disclosed on Schedule II, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.  Such Obligor has not done business during the past five (5) years under any trade name or fictitious business name.

(d)           No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting.  Each of such Copyrights, Patents and Trademarks (if any) is valid and enforceable unless such invalidity or unenforceability will not have a Material Adverse Effect (as defined in the Loan Agreement).  Such Obligor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, as applicable, as being owned by such Obligor free and clear of any Liens, including without limitation licenses, shop rights and covenants by such Obligor not to sue third persons.  Such Obligor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights, if any.  Such Obligor has no notice of any legal proceedings commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

(e)           Such Obligor agrees to deliver to the Secured Party an updated Schedule II, III, IV, and/or V within five (5) Business Days of any material change thereto.

(f)           All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by such Obligor are described on Schedule VI hereto, which description includes for each such account the name of such Obligor maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.  If such Obligor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless such Obligor shall have given Secured Party five (5) Business Days’ prior written notice of its intention to open any such new accounts.  Such Obligor shall deliver to Secured Party a revised version of Schedule VI showing any changes thereto within five (5) Business Days of any such change.  Such Obligor hereby authorizes the financial institutions at which such Obligor maintains an account to provide Secured Party with such information with respect to such account as Secured Party from time to time reasonably may request, and such Obligor hereby consents to such information being provided to Secured Party.  In addition, all of such Obligor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts shall be subject to the provisions of Section 4.5 hereof.

(g)           Such Obligor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto (if any).

(h)           Such Obligor does not have any interest in real property. except as disclosed on Schedule VIII  (if any).  Such Obligor shall deliver to Secured Party a revised version of Schedule VIII showing any changes thereto within ten (10) Business Days of any such change.

(i)           All Equipment (including, without limitation, Motor Vehicles) owned by such Obligor and subject to a certificate of title or ownership statute is described on Schedule IX hereto.

(j)           The financial statement of each Obligor attached to Schedule X hereto have been prepared in accordance with generally accepted accounting principles and are true and correct. Except as set forth on Exhibit A hereto, the Borrower has no liabilities of any nature, contingent or otherwise, except as disclosed in such financial statements or the notes thereto.

Section 3.  Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, each Obligor hereby pledges and grants to the Secured Party, a Lien on and security interest in and to all of such Obligor’s right, title and interest in the following properties and assets of such Obligor, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located: (all being collectively referred to herein as “Collateral”):

(a)	all Instruments, together with all payments thereon or thereunder:

(b)	all Accounts;

(c)	all Inventory;

(d)          all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software);

(e)	all Equipment;

(f)	all Documents;

(g)	all Contracts;

(h)	all Goods;

(i)	all Investment Property;

(j)	all Deposit Accounts;

(k)	all Commercial Tort Claims.;

(l)	all As-extracted Collateral;

(m)	all Trademarks, Patents and Copyrights;

(n)	all books and records pertaining to the other Collateral; and

(o)           all other tangible and intangible property of such Obligor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Obligor, any computer bureau or service company from time to time acting for such Obligor: provided however, that the Collateral shall not include the Excluded Assets (as defined in the Loan Agreement).

Section 4.  Covenants; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Obligor hereby agrees with the Secured Party as follows:

4.1.  Delivery and Other Perfection; Maintenance, etc.

(a)           Delivery of Instruments, Documents, Etc.  Such Obligor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by stock powers executed in blank, which stock powers may be filled in and completed at any time upon the occurrence of any Event of Default (provided, that if an Event of Default is only an Attempted Attachment, such action may be taken only with respect to the Collateral which is the subject of such Attempted Attachment) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Obligor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Obligor may (or if an Event of Default that is only a DeWind Default shall have occurred and be continuing, only CTC and Cable may) retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Obligor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of the Obligor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Obligor available to the Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against trust receipt or like document). If the Obligor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of the Secured Party.

(b)           Other Documents and Actions.  The Obligor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement,  or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such security interest or mortgage, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below.  Notwithstanding the foregoing such Obligor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any Uniform Commercial Code initial financing statements (and other similar filings or registrations under other applicable laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate its Collateral (i) as all assets of such Obligor or words of similar effect, regardless of whether any particular asset comprised in its Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York or any other State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Obligor is an organization, the type of organization and any organization identification number issued to such Obligor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as As-extracted Collateral, a sufficient description of real property to which its Collateral relates.  Such Obligor agrees to furnish any such information to the Secured Party promptly upon request.  Such Obligor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(c)           Books and Records.  Such Obligor shall maintain at its own cost and expense complete and accurate books and records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to its Collateral and all other dealings with its Collateral.  Upon the occurrence and during the continuation of any Event of Default, such Obligor (or, if an Event of Default that is only a DeWind Default shall have occurred and be continuing, DeWind) shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on demand.  Such Obligor shall permit any Representative of the Secured Party to inspect such books and records at any time during reasonable business hours and will provide photocopies thereof at such Obligor’s expense to the Secured Party upon request of the Secured Party.

(d)           Motor Vehicles.  Such Obligor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles, having a value in excess of $70,000 in the aggregate for all such items of Equipment of the  Obligor, or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party’s security interest in the assets represented by such certificate of title or ownership.

(e)           Notice to Account such Obligor; Verification.  (i) Upon the occurrence and during the continuance of any Event of Default (except if upon the occurrence and during the continuance of an Event of Default that is only a DeWind Default, then this subsection (e) shall apply to only DeWind as an Obligor) (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted), upon request of the Secured Party or its Representative, such Obligor shall promptly notify (and such Obligor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on its Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on any and all of the Accounts or other Collateral; provided, however, that if an Event of Default is only an Attempted Attachment, the Secured Party shall have the rights set forth herein only with respect to the Collateral which is the subject of such Attempted Attachment.

(f)           Intellectual Property.  Such Obligor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively (if any), constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Obligor.  If such Obligor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Obligor shall give to Secured Party prompt written notice thereof.  Such Obligor hereby authorizes Secured Party to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks.  Such Obligor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of such Obligor and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Obligor.  Any expenses incurred in connection with such Obligor’s obligations under this Section 4.1(f) shall be borne by such Obligor.  Except for any such items that such Obligor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business,  such Obligor shall not abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the written consent of Secured Party, which consent shall not be unreasonably withheld.

(g)           Further Identification of Collateral.  Such Obligor will, when and as often as requested by the Secured Party or its Representative, furnish to the Secured Party or its Representative, statements and schedules further identifying and describing its Collateral and such other reports in connection with its Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

(h)           Investment Property.  Such Obligor has no Investment Property.

(i)           Commercial Tort Claims.  Such Obligor shall promptly notify Secured Party of any Commercial Tort Claim acquired by it that concerns a claim in excess of $50,000 and unless otherwise consented to by Secured Party, such Obligor shall enter into a supplement to this Agreement granting to Secured Party a  security interest in such Commercial Tort Claim.

4.2  Other Liens.  Such Obligor will not create, permit or suffer to exist, and will defend its Collateral against and take such other action as is necessary to remove, any Lien on its Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to its Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

4.3  Preservation of Rights.  Whether or not any Event of Default has occurred or is continuing, the Secured Party and its Representative may, but shall not be required to, take any steps the Secured Party or its Representative deems necessary or appropriate to preserve the Collateral of such Obligor, including obtaining insurance for such Collateral at any time when such Obligor has failed to do so, and such Obligor shall promptly pay, or reimburse the Secured Party for, all expenses incurred in connection therewith.

4.4  Form Change; Name Change; Location; Bailees.

(a)           Such Obligor shall not (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated as of the date hereof without the prior written consent of Secured Party, or (ii) otherwise change its name, identity or corporate structure.  Such Obligor will notify Secured Party promptly in writing prior to any such change in the proposed use by such Obligor of any tradename or fictitious business name.

(b)           Such Obligor will give Secured Party thirty (30) day’s prior written notice of any change in such Obligor’s chief place of business or of any new location for any of its Collateral.

(c)           If any Collateral of such Obligor  is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Obligor shall, upon the request of Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Party’s account subject to Secured Party’s instructions.

(d)           Such Obligor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Secured Party and agrees that it will not do so without the prior written consent of Secured Party.

(e)           Such Obligor shall not enter into any Contract that restricts or prohibits the grant to Secured Party of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.

4.5  Bank Accounts and Securities Accounts.

(a)           Within five (5) business days of the date hereof, such Obligor shall deliver to Secured Party a fully executed original copy of written instructions to each financial institution with which such Obligor maintains any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts substantially in the form provided by Secured Party directing such financial institution to provide Secured Party with duplicate copies of all bank statements which are sent to such Obligor (until such time as such financial institution receives contrary direction from Secured Party) and such other information with respect to such Deposit Accounts or other accounts as Secured Party may from time to time reasonably request.  Secured Party may deliver such written instruction to such financial institutions at any time as it deems appropriate in its sole and absolute discretion.  After the date hereof, at the sole expense of such Obligor, Borrower shall take such further actions as are necessary, or the Secured Party or its Representative may reasonably require, to cause such financial institution to provide Secured Party with duplicate copies of all bank statements which are sent to such Obligor (until such time as such financial institution receives contrary direction from Secured Party) and such other information with respect to such Deposit Account or other accounts as Secured Party may from time to time reasonably request.

(b)           Such Obligor will not  at any time grant any Lien other than Permitted Liens to any Person other than Secured Party in any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts held by such Obligor.

(c)           Upon the Secured Party’s request following the occurrence and during the continuance of an Event of Default, such Obligor shall establish lock-box or blocked accounts (collectively, “Blocked Accounts”) in such Obligor’s name with such banks as are reasonably acceptable to the Secured Party (“Collecting Banks”), subject to irrevocable instructions in a form reasonably acceptable to the Secured Party, to which such Obligor shall directly remit all payments on Accounts and in which such Obligor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of  its Collateral in the identical form in which such payment was made, whether by cash or check; provided however, that if such Event of Default is only a DeWind Default, then this subsection (c) shall apply only to DeWind and its Accounts.  In addition, the Secured Party may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the “Depository Account”).  All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account without any further notice or action required by Secured Party.  Subject to the foregoing, such Obligor hereby agrees that all payments received by the Secured Party whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Secured Party and whether in respect of the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Secured Party.  Such Obligor, and any of its affiliates, employees, agents and other Persons acting for or in concert with such Obligor shall, acting as trustee for the Secured Party, receive, as the sole and exclusive property of the Secured Party, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of such Obligor or any affiliates, employees, agent or other Persons acting for or in concert with such Obligor, and immediately upon receipt thereof, such Obligor or Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

4.6  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)           such Obligor shall, at the request of the Secured Party or its Representative, assemble its Collateral and make it available to Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to Secured Party or its Representative, as applicable, and such Obligor;

(b)           The Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral of such Obligor and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of such Collateral;

(c)           the Secured Party shall have all of the rights and remedies with respect to the Collateral of such Obligor of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to such Collateral as if the Secured Party were the sole and absolute owner thereof (and such Obligor agrees to take all such action as may be appropriate to give effect to such right) and (ii) to the appointment of a receiver or receivers for all or any part of such Collateral or business of such Obligor, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of such Collateral or the solvency of any person or persons liable for the payment of the Liabilities secured by such Collateral.  Such Obligor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Agreement.  Such Obligor hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

(d)           the Secured Party or its Representative in their discretion may, in the name of the Secured Party or in the name of such Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of its Collateral, but shall be under no obligation to do so;

(e)  the Secured Party or its Representative may take immediate possession and occupancy of any premises (other than the headquarters of such Obligor) owned, used or leased by such Obligor and exercise all other rights and remedies which may be available to the Secured Party;

(f)           the Secured Party may, upon reasonable notice to such Obligor as determined by the Secured Party of the time and place, with respect to its Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of its Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of its Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Obligor, any such demand, notice and right or equity being hereby expressly waived and released.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(g)           the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Financing Document, at law, in equity or by or under the Uniform Commercial Code or any other statute or agreement.  The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other.  The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time;

provided, however, that if an Event of Default is only a DeWind Default, the Secured Party may exercise the remedies provided for in this Section 4.6 only with respect to the Collateral provided by DeWind; provided, further, that if an Event of Default is only an Attempted Attachment, the Secured Party may exercise the remedies provided for in this Section 4.6 only with respect to the Collateral which is the subject of such Attempted Attachment.  The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.

4.7  Deficiency.  If the proceeds of sale, collection or other realization of or upon its Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, such Obligor shall remain liable for any deficiency.

4.8  Private Sale.  Such Obligor recognizes that the Secured Party may be unable to effect a public sale of any or all of its Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  Such Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Secured Party shall be under no obligation to delay a sale of any of its Collateral to permit such Obligor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if such Obligor would agree to do so.  The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and such Obligor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which its Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Secured Party accepts the first offer received and does not offer its Collateral to more than one offeree.

Such Obligor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any of its Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Obligor’s expense, provided that such Obligor shall be under no obligation to take any action to enable any or all of its Collateral to be registered under the provisions of the Act.  Such Obligor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against such Obligor, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.9  Application of Proceeds.  The proceeds of any collection, sale or other realization of all or any part of its Collateral, and any other cash at the time held by the Secured Party under this Agreement, shall be applied in the manner acceptable to, and at the election of, the Secured Party.  Notwithstanding anything to the contrary herein or in the Loan Agreement, if the Secured Party exercises its rights under this Agreement in connection with a DeWind Default or an Attempted Attachment, all proceeds received by the Secured Party as a result of the collection, sale or other realization of Collateral hereunder shall be applied to prepay any outstanding amounts under the Note.

4.10  Attorney-in-Fact.  Such Obligor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder or to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Obligor, without notice to or assent by such Obligor, to do the following upon the occurrence and during the continuation of any Event of Default (provided, that if an Event of Default is only a DeWind Default, the Secured Party may exercise the remedies provided for in this Section 4.10 only with respect to the Collateral provided by DeWind; provided, further, that if an Event of Default is only an Attempted Attachment, the Secured Party may exercise the remedies provided for in this Section 4.10 only with respect to the Collateral which is the subject of such Attempted Attachment):

(a)           to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

(b)           to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any of its Collateral and, in the name of such Obligor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any of its Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any of its Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any of its Collateral whenever payable;

(c)           to pay or discharge charges or liens levied or placed on or threatened against its Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(d)           to direct any party liable for any payment under any of its Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any of its Collateral;

(e)           to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to its Collateral;

(f)           to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect its Collateral or any part thereof and to enforce any other right in respect of any of its  Collateral;

(g)           to defend any suit, action or proceeding brought against such Obligor with respect to any of its  Collateral;

(h)           to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(i)           to the extent that such Obligor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Obligor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Obligor’s name such financing statements and amendments thereto and continuation statements which may require such Obligor’s signature; and

(j)           generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of its Collateral as fully and completely as though the Secured Party were the absolute owners thereof for all purposes, and to do, at the Secured Party’s option and at such Obligor’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve or realize upon its Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Obligor might do.

Such Obligor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof.  The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Liabilities are indefeasibly paid in full in cash and this Agreement is terminated in accordance with Section 4.12 hereof.

Such Obligor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Obligor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of any of its Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to its Collateral.

4.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, such Obligor shall:

(a)           file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party or the Representative may request to perfect the security interests granted by Section 3 of this Agreement; and

(b)           at Secured Party’s request, deliver to the Secured Party or its Representative the originals of all Instruments together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee.

4.12  Termination.

(a)           This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Note and the full and complete performance and indefeasible satisfaction of all the Liabilities (including, without limitation, the indefeasible payment in full in cash of all such Liabilities) and with respect to which claims have been asserted by the Secured Party, whereupon the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral of such Obligor to or on the order of such Obligor.  The Secured Party shall also execute and deliver to such Obligor upon such termination and at such Obligor’ expense such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation as shall be reasonably requested by such Obligor to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting its Collateral.

(b)           If a DeWind Sale occurs that constitutes a sale of assets of DeWind or any of its Subsidiaries (as defined in the Loan Agreement), the Net Proceeds (as defined in the Loan Agreement) thereof shall be applied to prepay the Loan pursuant to Section 2.3(a) of the Loan Agreement.  Upon such prepayment, the Secured Party shall take such steps as DeWind requests to release the Lien of this Agreement upon such assets.

4.13  Further Assurances.  At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of such Obligor, such Obligor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as are necessary or the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using such Obligor’s best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by such Obligor or in which such Obligor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle and obtaining waivers of liens from landlords and mortgagees.  Such Obligor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Obligor to the extent permitted by applicable law.

4.14  Limitation on Duty of Secured Party.  The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to such Obligor for any act or failure to act, except for willful misconduct or gross negligence.  Without limiting the foregoing, the Secured Party and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of its Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Also without limiting the generality of the foregoing, neither the Secured Party nor its Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or its Representative be required or obligated in any manner to perform or fulfill any of the obligations of such Obligor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5.  Miscellaneous.

5.1  No Waiver.  No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York

5.3  Notices.  All notices, approvals, requests, demands and other communications hereunder shall be effective as to each Obligor when received if  sent to its address set forth on the signature page hereof and as to the Secured Party when received if sent to its address set forth on such page. Each Obligor and the Secured Party may change their respective notice addresses by written notice given to each other five (5) days prior to the effectiveness of such change.

5.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each  Obligor and the Secured Party.

5.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that  no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Secured Party.

5.6  Counterparts; Headings.  This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart.  This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.8  SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.  EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN ANY ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST EACH OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY AN OBLIGOR AGAINST THE SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK (AND THE SECURED PARTY HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT).  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION OR OTHER PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR NOTICES TO IT IN ACCORDANCE WITH SECTION 5.3 OF  THIS AGREEMENT AND AGREES THAT SUCH NOTICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

5.9  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH OBLIGOR AND THE SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST AN OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.   EACH OBLIGOR AND THE SECURED PARTY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION  OF THIS SECTION 5.9 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

5.12           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.13           Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between each Obligor and the  Secured Party and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Financing Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

OBLIGORS:

COMPOSITE TECHNOLOGY CORPORATION

By:
Name:
Title:

CTC CABLE CORPORATION

By:
Name:
Title:

DEWIND, INC.

By:
Name:
Title:

Notice Address:

2026 McGaw Avenue
Irvine, California 92614
Attention: DJ Carney, Chief Financial Officer

SECURED PARTY:

NORTHLIGHT FINANCIAL LLC, individually and in its capacity as Collateral Agent

By:
Name: Mark P. Hirschhorn
Title: Managing Member

Notice Address:

24 West 40th Street, 12 Floor
New York, NY 10018
Attention: Robert B. Woods